UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 16, 2018

BRUNSWICK CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26125 N. Riverwoods Blvd. Suite 500 Mettawa, Illinois	60045-4811
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))
☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐          Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01.  Other Events

On October 1, 2018, Brunswick Corporation (the “Company”) entered into an Underwriting Agreement among the Company and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities LLC, as representatives of the several underwriters listed in Schedule 1 thereof, in connection with the offer and sale of $175.0 million aggregate principal amount of the Company’s 6.500% Senior Notes due 2048 (the “2048 Notes”). The Company also granted the underwriters a 30-day option to purchase up to an additional $26.25 million aggregate principal amount of the Company’s 2048 Notes to cover over-allotments, if any (the “Additional Notes”). On October 12, 2018, the underwriters notified the Company that they exercised their option to purchase $10.0 million aggregate principal amount of Additional Notes, at the public offering price, plus accrued interest, less the underwriting discount.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
5.1	Opinion letter of Cravath, Swaine & Moore LLP regarding the validity of the Additional Notes.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
5.1	Opinion letter of Cravath, Swaine & Moore LLP regarding the validity of the Additional Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

Dated: October 16, 2018	By:	/s/ William L. Metzger
		Name:	William L. Metzger
		Title:	Senior Vice President and Chief Financial Officer